- --------------------------------------------------------------------------------

              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                                    (Seller)


                                       and

                   THE PRUDENTIAL HOME MORTGAGE COMPANY, INC.
                                   (Servicer)


                                       and

                        FIRST TRUST NATIONAL ASSOCIATION
                                    (Trustee)


                           ---------------------------

                                 AMENDMENT NO. 1

                           Dated as of March 12, 1996

                                       TO

                         POOLING AND SERVICING AGREEMENT

                            DATED AS OF MAY 24, 1994

                           ---------------------------

                                 $200,926,415.50


                       Mortgage Pass-Through Certificates

                                 Series 1994-21

                  AMENDMENT NO. 1, dated as of March 12, 1996, ("Amendment"), to the Pooling and Servicing Agreement dated as of May 24, 1994 (the "Agreement") among THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC., as seller (the "Seller"), THE PRUDENTIAL HOME MORTGAGE COMPANY, INC., as servicer (the "Servicer"), and FIRST TRUST NATIONAL ASSOCIATION, as trustee (the "Trustee").

                  WHEREAS, Section 10.01 of the Agreement provides, among other things, that the Seller, the Servicer and the Trustee may amend the Agreement, subject to certain provisos, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% of each Class or Subclass of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of the Holders of Certificates of such Class or Subclass.

                  WHEREAS, the Seller, the Servicer and the Trustee desire to amend the Agreement, as set forth in this Amendment and have obtained the consent of the Holder of 100% Percentage Interest of the Class A-9 Certificates and the Opinion of Counsel required by Section 10.01 in connection with such amendment.

                  NOW THEREFORE, in consideration of the mutual agreements herein contained, the Seller, the Servicer and the Trustee agree as follows:

                  All terms used in this Amendment which are defined in the Agreement, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Amendment or the context clearly requires otherwise.

          Section 1. Amendment of Section 1.01. Article I of the Agreement is hereby amended as follows:

          (a) The definition of "Denomination" is amended to read as follows:

                  Denomination: The amount, if any, specified on the face of each Certificate (other than a Class A-9 Certificate) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to a Class A-9 Certificate, the amount specified on the face of such Certificate representing the portion of the Initial Class A-9 Notional Amount evidenced by such Certificate.

          (b) A new definition "Initial Class A-9 Notional Amount" is added to read as follows:

          Initial Class A-9 Notional Amount: The Initial Class A-9 Notional Amount as set forth in Section 11.17.

          (c) The second sentence of the definition of "Percentage Interest" is amended to read as follows:

          With respect to the Class A-9 Certificate, the undivided percentage interest obtained by dividing the initial notional amount of such Certificate by the Initial Class A-9 Notional Amount.

          Section 2. Amendment of Section 5.01(a). The first sentence of Section 5.01(a) of the Agreement is hereby amended to read as follows:

          (a) Except as set forth in the next sentence, the Class A, Class M, and Class B Certificates shall be issued only in minimum denominations of a Single Certificate and, except for the Class A-9, Class A-R and Class B Certificates, integral multiples of $1,000 (or any amount in the case of the Class A-9 Certificates and $1 in the case of the Class B Certificates) in excess thereof (except, if necessary, for one Certificate of each Class or Subclass (other than the Class A-9 Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class or Subclass to equal the aggregate Original Class A Subclass Principal Balance of such Subclass, or the Original Class B Principal Balance, or the Original Class M Principal Balance, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-R, B, C and D (reverse side of Certificates) hereto.

          Section 3. Amendment of Section 5.01(a). The following sentence is added immediately following the first sentence of Section 5.01(a) of the
Agreement:

          Subject  to  the  provisions  of  Section   5.02(e),   the  Class  A-9
Certificates may be issued in any minimum denomination of not less than $6,000,000 initial Class A-9 Notional Amount.

          Section 4. Amendment of Section 5.02(b) and 5.02(c). Sections 5.02(b) and 5.02(c) of the greement are hereby mended to read as follows:

          (b) No transfer of a Class B Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years from the date of the initial sale of Certificates, require a Class B Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Servicer, and (ii) the Trustee shall require the transferee to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Servicer. The Holder of a Class B Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class B Certificates under said Act or any other securities law.

          (c) No transfer of a Class M or Class B Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Class B Certificate in the form of Exhibit J hereto, or, in the case of the Class M Certificates, in the form of Exhibit K hereto, to the effect that such transferee is not an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or a governmental plan as defined in Section 3(32) of ERISA or Code Section 4975 subject to any federal, state or local law ("Similar Law") which is to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of any such Plan or using the assets of any such Plan to effect such purchases, which representation letter shall not be an expense of the Trustee, the Seller or the Servicer, or (ii) in the case of any such Class M or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class M or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or Similar Law and will not subject the Trustee, the Seller or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Servicer. The Class M and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and, in the case of the Class B Certificates, the preceding paragraph.

          Section 5. Addition of Section 5.02(e). A new section 5.02(e) is added to read as follows:


          (e) No transfer of a Class A-9 Certificate that has a denomination of less than a Single Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Class A-9 Certificate, substantially in the form attached hereto as Exhibit M, stating that such person: (a)(i) is a substantial, sophisticated, institutional investor having knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Class A-9 Certificates, such that such investor is capable of evaluating the merits and risks of an investment in the Class A-9 Certificates, and (ii) has a net worth of at least $10,000,000; or (b) will hold the Class A-9 Certificates solely as nominee for a person meeting the criteria set forth in clause (a). The Class A-9 Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.


          Section 6. Amendment of Section 11.14. Section 11.14 of the Agreement is hereby amended to read as follows:


          Section 11.14. Wire Transfer Eligibility. With respect to the Certificates (other than the Class A-9 and Class A-R Certificates), the minimum Denomination eligible for wire transfer on each Distribution Date is $5,000,000.00. With respect to the Class A-9 Certificates, the minimum Percentage Interest eligible for wire transfer on each Distribution Date is 25% Percentage Interest. The Class A-R Certificate is not eligible for wire transfer.

          Section 7. Amendment of Section 11.15. Section 11.15 of the Agreement is hereby amended to read as follows:

          Section 11.15. Single Certificate. A Single Certificate for each Subclass of Class A Certificates (other than the Class A-9 and Class A-R Certificates), the Class M Certificates and the Class B Certificates represents a $100,000 Denomination. A Single Certificate for the Class A-9 Certificates represents a $100,000,000 Initial Class A-9 Notional Amount. A Single Certificate for the Class A-R Certificate represents a $1,000 Denomination.

          Section 8. Addition of Section 11.19. A new Section 11.19 is added to read as follows:

          Section 11.19. Initial Class A-9 Notional Amount. The Initial Class A-9 Notional Amount is $200,901,132.

          Section 9. Amendment of Exhibit A-9. Exhibit A-9 to the Agreement is hereby amended as attached hereto as Exhibit A.

          Section 10. Amendment of Exhibit J. Exhibit J to the Agreement is hereby amended as attached hereto as Exhibit B.

          Section 11. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

          Section 12. Ratification of Agreement.Except as modified and expressly amended by this Agreement, the Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

          Section 13. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                               THE PRUDENTIAL HOME MORTGAGE
                                                  SECURITIES COMPANY, INC.
                                                  as Seller

                                               By:

                                               Name:   M. Kathryn Gray

                                               Title:    Vice President

                                               THE PRUDENTIAL HOME MORTGAGE
                                                  COMPANY, INC.
                                                  as Servicer

                                               By:

                                               Name:   M. Kathryn Gray

                                               Title:    Vice President


                                               FIRST TRUST NATIONAL ASSOCIATION
                                                  as Trustee

                                               By:

                                               Name:

                                               Title:


Attest:

By:______________________

Name:____________________

Title:_____________________

STATE OF NEW YORK)
                                    ss.:
COUNTY OF NEW YORK)


                  On this 12th day of March, 1996, before me, a notary public in and for the State of New York, personally appeared M. Kathryn Gray, known to me who, being by me duly sworn, did depose and say that she resides at Brookeville, Maryland; that she is a Vice President of The Prudential Home Mortgage Securities Company, Inc., a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.




                                  Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK)
                                    ss.:
COUNTY OF NEW YORK)


                  On this 12th day of March, 1996, before me, a notary public in and for the State of New York, personally appeared M. Kathryn Gray, known to me who, being by me duly sworn, did depose and say that she resides at Brookeville, Maryland; that she is a Vice President of The Prudential Home Mortgage Company, Inc., a New Jersey corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.




                                  Notary Public

[NOTARIAL SEAL]

STATE OF _________)
                                    ss.:
COUNTY OF ________)

          On this _____ day of March, 1996 before me, a notary public in and for the State of , personally appeared , known to me who, being by me duly sworn, did depose and say that she resides at ; that she is the ______________ of First Trust National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.



                                  Notary Public

[NOTARIAL SEAL]


STATE OF _________)
                                    ss.:
COUNTY OF ________)


                  On this ____ day of March, 1996 before me, a notary public in and for the State of , personally appeared , known to me who, being by me duly sworn, did depose and say that she resides at ; that she is the ______________ of First Trust National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.




                                  Notary Public


[NOTARIAL SEAL]

                          EXHIBIT A TO AMENDMENT NO. 1
                     TO THE POOLING AND SERVICING AGREEMENT

                                   EXHIBIT A-9
                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1994-21, CLASS A-9

   THIS CERTIFICATE MAY NOT BE TRANSFERRED IN DENOMINATIONS OF LESS THAN $100,000,000 INITIAL CLASS A-9 NOTIONAL AMOUNT EXCEPT AS PROVIDED IN SECTIONS 5.01(A) AND 5.02(E) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO
                                     HEREIN.

            evidencing an interest in a pool of fixed interest rate,
          conventional, monthly pay, fully amortizing, first lien, one-
                      to four-family mortgage loans, which
        may include loans secured by shares issued by cooperative housing corporations, sold by

              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                (Not an interest in or obligation of the Seller)

                  THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, ANY AFFILIATE OF THE SELLER OR THE TRUSTEE, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, ANY AFFILIATE OF THE SELLER, THE TRUSTEE, ANY GOVERNMENT AGENCY OR PRIVATE INSURER.



Certificate No.

Percentage Interest evidenced by this Certificate:
Denomination:  $  (Initial Class A-9 Notional Amount)
Cut-Off Date:  May 1, 1994
First Distribution Date:  June 25, 1994
CUSIP No.:

                  THIS  CERTIFIES  THAT   ____________________________   is  the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of May 24, 1994 (the "Agreement") among the Seller, The Prudential Home Mortgage Company, Inc., as servicer (the "Servicer"), and First Trust National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. The Class A-9 Certificates are not entitled to distributions of principal. Interest will accrue on the Class A-9 Certificates during each month in an amount equal to the product of (A) 1/12th of (i) the weighted average Net Mortgage Interest Rate of the Mortgage Loans on the first day of such month minus (ii) 7.80% and (B) the Class A-9 Notional Amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to adjustment with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

                  Distributions on this Certificate will be made on behalf of the Trustee either by the Servicer or by a Paying Agent appointed by the Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This  Certificate is issued on May 24, 1994, at an issue price of 0.78140% of the initial Class A-9 Notional Amount, including accrued interest, and a stated redemption price at maturity equal to all interest distributions hereon, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming (a) that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 300% SPA (as defined in the Prospectus Supplement dated May 18, 1994 with respect to the offering of the Class A Certificates and the Class M Certificates) used to price this Certificate and (b) that the interest rate at which distributions of interest on this Certificate actually will be made will be determined as though the pass-through rate on this Certificate applicable to the first Distribution Date will not change thereafter: (i) the amount of OID as a percentage of the initial Class A-9 Notional Amount is approximately
0.64929594%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 16.94%. There is no short first accrual period.

                  This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

                  Unless  this   Certificate  has  been   countersigned   by  an
authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                            FIRST TRUST NATIONAL ASSOCIATION,
                                             Trustee

                                            By____________________________
                                              Authorized Officer


Countersigned:

FIRST TRUST NATIONAL ASSOCIATION,
  Trustee


By ________________________
   Authorized Officer

                          EXHIBIT B TO AMENDMENT NO. 1
                     TO THE POOLING AND SERVICING AGREEMENT

                                    EXHIBIT J


              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1994-21
                              CLASS B CERTIFICATES


                               TRANSFEREE'S LETTER



                                       _____________  __, ____


First Trust National Association
180 East Fifth Street
St. Paul, Minnesota  55101


The Prudential Home Mortgage Securities Company, Inc.
5325 Spectrum Drive
Frederick, Maryland  21701

          The undersigned (the "Purchaser") proposes to purchase The Prudential Home Mortgage Securities Company, Inc. Mortgage Pass-Through Certificates, Series 1994-21, Class B Certificates (the "Class B Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

          Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of May 24, 1994, as amended by Amendment No. 1 dated as of March 12, 1996 (collectively, the "Pooling and Servicing Agreement") among The Prudential Home Mortgage Securities Company, Inc., as seller ("PHMSC"), The Prudential Home Mortgage Company, Inc., as servicer (the "Servicer"), and First Trust National Association, as trustee (the "Trustee"), of The Prudential Home Mortgage Securities Company, Inc. Mortgage Pass-Through Certificates, Series 1994-21.

          Section  2.  Representation  and  Warranties  of  the  Purchaser.   In
connection with the proposed transfer, the Purchaser represents and warrants to PHMSC and the Trustee that:

          (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class B Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

          (b) The Purchaser is acquiring the Class B Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

          [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class B Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class B Certificates and can afford a complete loss of such investment.]

          [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

          (d) The Purchaser confirms that (a) it has had the opportunity to ask questions of, and receive answers from The Prudential Home Mortgage Securities Company, Inc. concerning the Class B Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class B Certificates that PHMSC possesses or can possess without unreasonable effort or expense and (b) it has undertaken its own independent analysis of the investment in the Class B Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class B Certificates other than in connection with a subsequent sale of Class B Certificates.

          (e) The Purchaser (i) is not an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) has provided a "Benefit Plan Opinion" satisfactory to The Prudential Home Mortgage Securities Company, Inc. and the Trustee of the Trust Estate. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not (a) cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code or Similar Law, (b) give rise to a fiduciary duty under ERISA, Section 4975 of the Code or Similar Law on the part of The Prudential Home Mortgage Securities Company, Inc., the Servicer or the Trustee with respect to any Plan or (c) constitute a prohibited transaction under ERISA or Section 4975 of the Code or Similar Law.

          (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Offered Class B Certificates is in compliance therewith.

          Section 3. Transfer of Class B Certificates.

          (a) The Purchaser understands that the Class B Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class B Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither PHMSC nor the Trustee is under any obligation to register the Class B Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee each certify to PHMSC and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or PHMSC may, if such transfer is made within three years from the Closing Date, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee or PHMSC. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and PHMSC against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (b) No transfer of a Class B Certificate shall be made unless the transferee provides PHMSC and the Trustee with (i) a Transferee's Letter, substantially in the form of this Agreement.

          (c) The Purchaser acknowledges that its Class B Certificates bear a legend setting forth the applicable restrictions on transfer.

          IN WITNESS WHEREOF, the undersigned has caused this Agreement to the validly executed by its duly authorized representative as of the day and the year first above written.

                                        [PURCHASER]



                                         By:  _____________________________

                                         Its: _____________________________

                          EXHIBIT C TO AMENDMENT NO. 1
                     TO THE POOLING AND SERVICING AGREEMENT

                                    EXHIBIT M


              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1994-21
                             CLASS A-9 CERTIFICATES


                               TRANSFEREE'S LETTER


                                                 _____________  __, ____


First Trust National Association
180 East Fifth Street
St. Paul, Minnesota  55101


The Prudential Home Mortgage Securities Company, Inc.
5325 Spectrum Drive
Frederick, Maryland  21701

          The undersigned (the "Purchaser") proposes to purchase The Prudential Home Mortgage Securities Company, Inc. Mortgage Pass-Through Certificates, Series 1994-21, Class A-9 Certificates (the "Class A-9 Certificates") in the Initial Class A-9 Notional Amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

          Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of May 24, 1994, as amended by Amendment No. 1 dated as of March 12, 1996 (collectively, the "Pooling and Servicing Agreement") among The Prudential Home Mortgage Securities Company, Inc., as seller ("PHMSC"), The Prudential Home Mortgage Company, Inc., as servicer (the "Servicer") and First Trust National Association, as trustee (the "Trustee"), of The Prudential Home Mortgage Securities Company, Inc. Mortgage Pass-Through Certificates, Series 1994-21.

          Section  2.  Representation  and  Warranties  of  the  Purchaser.   In
connection with the proposed transfer, the Purchaser represents and warrants to PHMSC and the Trustee that:

          (a) The Purchaser (a)(i) is a substantial, sophisticated, institutional investor having knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Class A-9 Certificates, such that such investor is capable of evaluating the merits and risks of an investment in the Class A-9 Certificates, and (ii) has a net worth of at least $10,000,000; or (b) will hold the Class A-9 Certificates solely as nominee for a person meeting the criteria set forth in clause (a).

          (b) The Purchaser acknowledges that its Class A-9 Certificates bear a legend setting forth the applicable restrictions on transfer.

                  IN WITNESS WHEREOF, the undersigned has caused this Agreement to the validly executed by its duly authorized representative as of the day and the year first above written.

                                   [PURCHASER]



                                     By:  _____________________________

                                     Its: _____________________________

              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC. Mortgage Pass-Through Certificates, Series 1994-21, Class A-9


                       CONSENT OF HOLDERS OF CERTIFICATES

                  The undersigned, The Prudential Home Mortgage Securities Company, Inc., as Holder of 100% Percentage Interest of the Class A-9 Certificates of The Prudential Home Mortgage Securities Company, Inc., Mortgage Pass-Through Certificates, Series 1994-21, pursuant to Section 10.01 of the Pooling and Servicing Agreement dated as of May 24, 1994 (the "Agreement") among The Prudential Home Mortgage Securities Company, Inc., as seller (the "Seller"), The Prudential Home Mortgage Company, Inc., as servicer (the "Servicer"), and First Trust National Association, as trustee (the "Trustee"), does hereby consent to the amendment of the Agreement as set forth in Amendment No. 1 to the Agreement dated as of March 12, 1996 among the Seller, the Servicer and the Trustee attached hereto as Exhibit A.

                  All capitalized terms used herein without definition have the meanings assigned to them in the Agreement.

                  IN WITNESS WHEREOF, the party below has caused its name to be signed hereto by its officer thereunto duly authorized all as of the day written below.

Date: March 12, 1996

                       THE PRUDENTIAL HOME MORTGAGE  SECURITIES COMPANY, INC.

                       By:
                       Name:    M. Kathryn Gray
                       Title:       Vice President